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                                                                 Exhibit 10.10

LEASE dated 3rd March 1998

between

(1) 'The Landlord': ... ALAN BRECK ROBERTSON AND MAVIS ROBERTSON both of 6 High Street, Silverstone Northants NN12 8US

(2) 'The Tenant': ... inTEST LIMITED of 5b Lupton Road, Thame Industrial Estate, Thame, Oxon OX9 3SE

1        IN this lease:

1.1 WHENEVER there is more than one tenant, all their obligations can be enforced against all of the tenants jointly and against each individually

1.2 NO-ONE has any liability as landlord under this lease for anything done or not done after parting with all interest in the property

1.3 A REFERENCE to an Act of Parliament refers to that Act as it applies at the date of this agreement and any later amendment or reenactment of it

1.4 'INTEREST' means a payment at four per cent above the published base rate of National Westminster Bank plc paid both before and after judgement or arbitration award. If another bank succeeds to the business of that bank, the name of the successor is to be substituted for it. If the named bank ceases to trade in other circumstances, the Landlord may nominate any member of the Bankers' Clearing House to take the place of the named bank

1.5 A RIGHT given to the Landlord to enter the property extends to anyone the Landlord authorizes to enter, and includes the right to bring workmen and appliances onto the property for the stated purpose

1.6 AUTHORITY given to a person to enter the property after giving notice, extends, if the circumstances justify it, to entry after giving less notice than specified or without giving any notice

1.7 NO obligation to repair extends to rectifying any damage caused by an insured risk (defined below), unless or to the extent that, because of anything done or not done by the person obliged to repair or anyone that person invites or allows to enter the property, the insurers do not pay under the policy

1.8 ANY obligation to pay money refers to a sum exclusive of value added tax ('VAT') and any VAT charged on it is payable in addition

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2        IN exchange for the obligations undertaken by the Tenant

2.1 THE Landlord lets the property described below ('the property') to the Tenant with full title guarantee for 8 years starting on 25th December 1997 ('lease period') on the Tenant agreeing to pay (pound)21250 a year or whatever rent is later substituted for it ('basic rent') and as further rent the amount which the Landlord shall from time to time pay by way of premium for keeping the premises insured in accordance with the Landlord's covenant contained in Clause 4.2

2.2 'THE property' is the premises known as 5b Lupton Road, Thame Industrial Estate, Thame Oxon OX9 3SE shown edged red on the plan attached hereto


3        THE Tenant agrees with the Landlord:

3.1 TO pay the basic rent by equal quarterly installments in advance on the usual quarter days (the first and last payments being proportionate sums if appropriate, the first payment being made on the date of this lease)

3.2 NOT to reduce any payment of rent by making any deduction from it or by setting any sum off against it

3.3      TO pay interest on any rent paid more than 14 days after it falls due

3.4 TO pay promptly to the authorities to whom they are due all rates taxes and outgoings relating to the property, including any which are imposed after the date of this lease (even if of a novel nature)

3.5 TO keep the property (including any additions after the date of this lease) in good repair

3.6 TO allow the Landlord, on giving at least seven days' notice, to enter the property to inspect the state of it

3.7 IF the Landlord gives the Tenant notice of any failure to do repairs required by this lease, to start the work within three months, or immediately in case of emergency, and to proceed with it diligently. In default, the Landlord is entitled to enter the property to do it, and the Tenant must pay the cost of it on demand

3.8 TO decorate the property when specified below, on each occasion using the type of finish used previously, all painting to be with at least two coats of good quality paint and all wallpaper and wallcoverings to be of good quality:

         (i) the outside of the property: during every fourth year of the lease period

         (ii) the inside of the property: during every fourth year of the lease period

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         (iii)    in addition, the whole of the property: during the last year of the lease period (however it ends). On this occasion the color of any paint and the pattern of any wallpaper or wallcovering must be approved in advance by the Landlord

3.9 IF occupiers of the property and occupiers of other property share the benefit of any of the following:

                  party walls, party structures, yards, gardens, road, paths, gutters, drains, sewers, pipes, conduits, wires and cables,

         to contribute a fair proportion (fixed by a surveyor nominated by the Landlord) of the cost of their repair, maintenance and cleaning on demand. This obligation does not restrict any other obligation imposed by this lease

3.10 TO allow anyone who reasonably needs access in order to inspect, repair or clean neighboring property, or any sewers, drains, pipes, wires or cables serving neighboring property, to enter the property at any reasonable time. The person requiring access must give a least seven days' notice and make good any damage to the property promptly

3.11 NOT without the prior consent of the Landlord (such consent not to be unreasonably withheld) to alter or add to the property nor to allow anyone else to do so. This obligation does not restrict any duty to comply with statutory requirements

3.12     (a)      TO prevent any person from using any part of the property in such a way that he may acquire an indefeasible right to continue that use

         (b)      Not to stop up any window on the property

3.13 To insure the plate glass of the property, and to insure against public liability

3.14 NOT to act in a way which will or may result in the insurance of the property being void or voidable, or in the premium for it being increased, nor to allow anyone else to do so

3.15 NOT to use the property, or any part of it, except as a workshop with offices ancillary thereto ('use allowed'), nor to allow anyone else to do so

3.16 NOT to use the property, or any part of it, for any of the following, nor allow anyone else to do so:

                  activities which are dangerous, offensive, noxious, noisome, illegal or immoral, or which are or may become a nuisance or annoyance to the Landlord or to the owner or occupier of any neighboring property




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3.17     NOT to display any notice or advertisement either on the outside of the property or visible from outside it, except a reasonable announcement of the name and business of the occupier which is approved in advance by the Landlord (who is not entitled to withhold approval unreasonably)

3.18     (a)      IN this clause:

                  (i) 'the Planning Acts' means the Town and Country Planning Act 1990 and the Planning (Listed Buildings and Conservation Areas) Act 1990 and the rules, regulations and orders which are either made under one of them or are continued by the Planning (Consequential Provisions) Act 1990, as they apply from time to time

                  (ii) 'permission' means permission given under the Planning Acts to carry out development

         (b)      To comply with the Planning Acts as they affect the property

         (c) Not to carry out any development on the property which requires permission

         (d) If the Landlord requires, and at the Landlord's expense, to join the Landlord in making representations about any proposed development on the property or neighboring property

         (e) To allow the Landlord to enter the property to comply with any lawful requirement under the Planning Acts, even if that restricts the enjoyment of the property

3.19     (a)      TO comply with the terms of any Act of Parliament,
                  regulation, license or registration authorizing or regulating how the property is used

         (b) To do everything necessary to obtain, continue and renew any license or registration required by law for using the property for the use allowed, including paying all fees

3.20 IF any authority acting under an Act of Parliament requires that the property be altered, added to or modified or that any fixtures or equipment be installed or removed:

                  (i) to give the Landlord promptly a copy of any modification received to that effect

                  (ii) to do the work required unless the Landlord opts to do it

3.21 TO give the Landlord promptly a copy of any notice received concerning the property or any neighboring property

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3.22     (a)      IN this clause, 'to deal with' means to assign, sublet,
                  mortgage, charge or part with possession of

         (b) Unless the Landlord previously approves (and the Landlord is not entitled to withhold approval unreasonably), not to deal with the whole property

         (c) Not to deal with part of the property separately from the rest of it

3.23 AS a condition of giving approval to an assignment, the Landlord may require that the Tenant enters into an agreement guaranteeing that the assignee will perform all the tenant's covenants in this lease, and under which the Tenant:

                  (i) is liable as sole or principal debtor and is not released if the Landlord give the assignee extra time to comply with any obligation in this lease or does not insist upon its strict terms and

                  (ii) will, if this lease is disclaimed and the Landlord requires, accept a new tenancy of the property for a term expiring at the end of the lease period on the terms of this lease as they apply when it was disclaimed

3.24 THE Landlord may withhold approval to a proposed assignment unless a person whom the Landlord, acting reasonably, considered to be of sufficient financial standing, guarantees the assignee's compliance with the terms of this lease

3.25 THE Landlord may withhold approval to a proposed assignment unless the property is in the state of repair required by this lease (disregarding minor matters which would normally be rectified by routine maintenance)

3.26 WITHIN one month of every change of ownership of this lease, or of every subletting, to give notice of it to the Landlord or the Landlord's solicitors. At the same time, to produce for inspection a copy of any document transferring the ownership or a counterpart of the sublease

3.27 TO allow the Landlord and any person with written authority from the Landlord or the Landlord's agent to enter the property to view it as or for a prospective purchaser, tenant or mortgagee

3.28 DURING the last six months of the lease period, to allow the Landlord to fix a notice to the outside of the property announcing that it is for sale or to let

3.29 WHEN the lease period ends, to return possession of the property to the Landlord, leaving the property in the state in which this lease requires the Tenant to keep it

3.30 TO pay the Landlord's reasonable and proper costs incurred as a result of the Tenant applying for the Landlord's consent or approval whether or not it is granted

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3.31     TO pay all reasonable and proper expenses (including legal and surveyors' fees) which the Landlord incurs in preparing and serving:

                  (i) a notice under section 146 of the Law of Property Act 1925, even if forfeiture is avoided without a court order

                  (ii) a schedule of dilapidations recording failure to give up possession of the property in the appropriate state of repair when this lease ends


4        THE Landlord agrees with the Tenant:

4.1 SO long as the Tenant does not contravene any term of this lease, to allow the Tenant to possess and use the property without interference from the Landlord, anyone who derives title from, or any trustee for, the Landlord

4.2      (a)      TO insure the property, and all additions to it, under a
                  policy which satisfies the conditions set out below

         (b) The conditions with which an insurance policy must comply are:

                  (i)      the insured persons are the Landlord,

                  (ii) cover is provided against the following risks ('insured risks'), so far as that cover is generally available for the type of buildings on the property fire, lightning, explosion, earthquake, landslip, subsidence, heave, riot, civil commotion, aircraft, aerial devices, storm, flood, impact by vehicles and damage by malicious persons and vandals and other risks which the Landlord from time to time reasonably considers should be covered

                  (iii) the sum insured is at least the full rebuilding cost of the property, and any additions to it which should be insured, plus an appropriate percentage for professional fees and two years' loss of rent

                  (iv) the policy is issued by a reputable insurance office or at Lloyd's


5        THE parties agree:

5.1      (a)      IF either party so requires, the basic rent is reviewed with effect from the end of 25th December 2001 ('review date')


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         (b)      To exercise the option to review the basic rent, one party gives notice ('review notice') to the other no more than six months before the review date

         (c) If the amount of the basic rent payable from the review date ('new basic rent') is not agreed within three months after the review notice was given it may be referred to arbitration

         (d) The new basic rent is the rent likely to be paid for the property in the open market by a willing tenant to a willing landlord, on the assumptions that:

                  (i) the property is let on the review date for a period equal to what then remains of the lease period (but taking into account the likelihood of the Tenant being entitled to a new tenancy of the property when this lease ends)

                  (ii) it is let on the same terms as are in this lease, except the amount of the basic rent and any obligations which are completely performed before the review date

                  (iii) it is vacant and ready and equipped for immediate use for the use allowed

                  (iv) all the terms and conditions of this lease which should have been performed have been duly performed

                  (v) all matters which would have been disregarded under the Landlord and Tenant Act 1954 section 34(1)(a) to (c) inclusive had the Tenant been applying for a new lease are disregarded

         (f) Until the new basic rent is agreed or decided, the Tenant must continue to pay the basic rent at the rate applicable immediately before the review date ('former basic rent')

         (g) On the first day for payment of rent after the new basic rent is agreed or decided:

                  (i) the Tenant must pay the Landlord any balance of the new basic rent over the former basic rent for the period from the review date until then ('interim period')

                  (ii) the Landlord must allow the Tenant as a credit against liability for rent any balance of the former basic rent over the new basic rent for the interim period

5.2 THE Landlord is entitled to re-enter the property or any part thereof whenever the Tenant:


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                  (i)      is twenty one days late in paying any rent, even if
                           it was not formally demanded

                  (ii)     has not complied with any obligation in this lease

                  (iii) when an individual: is, are, or one is, adjudicated bankrupt or an interim receiver is appointed of the property of the Tenant, Tenants or one of them

                  (iv) when a company: it or one of them goes into liquidation, unless that is solely for the purpose of amalgamation or reconstruction when solvent, an administrative receiver of it is appointed or an administration order is made in respect of it

         If the Landlord re-enters the property the term shall cease but without prejudice to any rights or remedies of the Landlord in respect of any breach or breaches of the covenants by the Tenant or Guarantor

5.3 ANY disputed matter, including any failure to agree on a new basic rent, referred to arbitration under this lease is to be decided by arbitration under Part 1 of the Arbitration Act 1996 by a single arbitrator appointed by the parties to the dispute. If they do not agree on that appointment, the then President of the Royal Institution of Chartered Surveyors may appoint the arbitrator at the request of any party

5.4 THE rules as to the service of notices in section 196 of the Law of Property Act 1925 apply to any notice given under this lease


6 THE parties certify that there is no agreement to which this lease give effect


SIGNED on behalf of
inTEST LIMITED in the presence of



Director      /s/Alyn R. Holt
          -------------------------

Secretary    /s/Brian R. Moore
          -------------------------

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